Exhibit 10.58

April 20, 2000

Dr. Steven L. Stice

ADS Complex

University of Georgia

Athens, GA 30602

Re:      Advanced Cell Technology, Inc. (“ACT”)

Dear Steve:

This letter is to confirm, in accordance with that certain Letter Agreement dated July 2, 1998 (as amended by the Extension of Letter Agreement dated September 15, 1998) between you and ACT, and as agreed in our recent discussions regarding said Letter Agreement, that in consideration of your agreement to continue your employment with ACT during the summer of 1998 and ACT’s payment to you of the sum of Three Hundred Thousand Dollars ($300,000.00), plus interest at the rate of 8.25% from October 15, 1998 to April 14, 2000, you relinquish, and assign to ACT, all of your rights and/or claims to equity interests of any form now or previously existing in ACT, CIMA Biotechnology, Inc. and Cyagra, LLC.

Please acknowledge and confirm your understanding and acceptance of the foregoing by signing this letter where indicated below and returning it to me. Upon receipt of the signed letter we will deliver to you our check in the amount of Three Hundred Thirty-Nine Thousand, Three Hundred and Seventy Six Dollars and Thirteen Cents ($339,376.13).

Thank you for your cooperation regarding this matter.

Very truly yours,

ADVANCED CELL TECHNOLOGY, INC.

By:	/s/ Michael D. West
Printed Name: Michael D. West, Ph.D.
Its: President and Chief Executive Officer

SEEN AND AGREED TO:

/s/ Steven L. Stice
Steven L. Stice